Exhibit (a)(15)

                   [Global Industrial Technologies Letterhead]

April 27, 1999



Ronald LaBow
WHX Corporation
110 East 59th Street, 30th Floor
New York, New York 10022

Dear Mr. LaBow:

         You have requested information from Global Industrial Technologies, Inc. (the "Company") in connection with your consideration of a possible transaction between us. The Company is willing to furnish such information to you only for the purpose of evaluating such transaction and pursuant to the terms of this letter agreement (this "Agreement"). You agree that such information and any other information the Company or its Representatives (as hereinafter defined) furnish to you or your Representatives, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by you or your Representatives which contain, reflect or are based upon such information (collectively the "Evaluation Material"), will be treated confidentially and will be used solely for the purpose of evaluating a possible transaction between the Company and you; provided, however, that (i) any of such information may be disclosed to officers, directors, employees, counsel, investment bankers, accountants and other representatives (such persons being generally referred to herein as "Representatives") of yours who need to know such information for the purpose of evaluating a possible transaction between us (it being understood that you will cause your Representatives to treat such information confidentially and in accordance with the terms hereof), and (ii) any disclosure of such information may be made to which the Company consents in writing.

         You agree that neither you nor any of your Representatives will discuss a transaction involving the Company with any other person or disclose to any other person either the fact that discussions or negotiations are taking place concerning a possible transaction or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof; provided, however, that you may make such disclosure to the extent required to be made by you in order to avoid violating the federal securities laws and you are otherwise not in breach of this Agreement. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, the media and any corporation, company, group, partnership or individual.

         In the event that you or any of your Representatives are required to disclose any Evaluation Material (i) in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigation Demand or similar process) or (ii) in order, in the opinion of your outside counsel, to avoid violating the federal securities laws, you will in advance of such disclosure provide the Company with prompt notice of such requirement(s). You also agree, to the extent legally permissible, to provide the Company, in advance of any such disclosure, with copies of any Evaluation Material you intend to disclose (and, if applicable the text of the disclosure language itself) and to cooperate with the Company to the extent it may seek to limit such disclosure. If, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefor is made by you (such request to be made as soon as practicable to allow the Company a reasonable amount of time to respond thereto), you or your Representatives are legally required to disclose Evaluation Material to any tribunal or in order to comply with the federal securities laws, you may disclose such information without liability hereunder.

         In consideration for being furnished with the Evaluation Material you agree that prior to the earlier of (x) the second anniversary of this Agreement and (y) the execution by you and the Company of a definitive binding agreement with respect to a transaction between you and the Company, unless the Company's Board of Directors shall otherwise request in writing in advance, you shall not, and shall cause your Representatives and affiliates not to (and you and they shall not assist, form a group, act in concert or participate with or encourage other persons to), directly or indirectly, (i) acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, agreement, business combination or in any other manner, beneficial ownership of any securities or assets of the Company, including rights or options to acquire such ownership, other than (x) at a price per common share of the Company of not less than $10.50 and pursuant to the tender offer for all of the outstanding shares of common stock of the Company commenced by you on December 17, 1998 (as amended from time to time, the "Offer") or any future similar offer) to purchase all of the shares of common stock of the Company at a price per common share of the Company of not less than $10.50, or (y) pursuant to a stock dividend or rights offering or similar offering by the Company to its stockholders to purchase shares of common stock or other securities of the Company, (ii) seek or propose to influence, advise, change or control the management, Board of Directors, governing instruments or policies or affairs of the Company, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1)), contacting any person relating to any of the matters set forth in this Agreement or seeking to influence, advise or direct the vote of any holder of voting securities of the Company, other than in connection with your solicitation of proxies for the Company's 1999 annual meeting as to which you filed a definitive proxy statement on February 11, 1999 (as such proxy statement may be supplemented or amended from time to time prior to the 1999 annual meeting), or any other future solicitation by you in connection with any annual or special meeting of the Company pursuant to which the management of the Company shall solicit proxies, or making a request to amend or waive any provision of this paragraph, or the second paragraph of this letter or (iii) make any public disclosure, or take any action which could require the Company to make any public disclosure, with respect to any of the matters set forth in this Agreement (other than with respect to the matters specifically exempted from the restrictions set forth in this paragraph or as is required to be made by you in order to avoid violating the federal securities laws). In addition, for a period of 30 days from the date of this Agreement, you shall not and shall cause your Representatives and affiliates not to amend or supplement the Offer other than (i) to extend the expiration date of the Offer, (ii) to increase the price per common share of the Offer to greater than $10. 50, (iii) disclose the existence of this Agreement or (iv) except as otherwise required to be made by you in order to avoid violating the federal securities laws.

         In the event that no transaction is effected involving you and the Company after you have been furnished with Evaluation Material, you shall (and you shall cause your Representatives to) promptly, upon the request of the Company, deliver to the Company the Evaluation Material, including any notes relating thereto, without retaining any copy thereof. If requested by the Company, an appropriate officer of yours shall certify to the Company that all such material has been so delivered.

         For a period of two years from the date hereof, you agree that you and your affiliates shall not, directly or indirectly, solicit any then-current customers or suppliers of the Company's business or hire or seek to hire any management level employees or officers of the Company.

         The term "Evaluation Material" does not include information which (i) is already in your possession, (ii) was or becomes generally available to you or the public on a non-confidential basis; provided that the source of the information in either clause (i) or (ii) was not the Company or its Representatives or bound by a confidentiality agreement or (iii) is otherwise independently developed by you without reference to the information supplied to you. The term "affiliate" as used in this letter shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         Although we have endeavored to include in the Evaluation Material information known to us which we believe to be relevant for the purpose of your investigation, you understand that we do not make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its Representatives shall have any liability to you or any of your Representatives resulting from the use of the Evaluation Material supplied by us or our Representatives.

         It is agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

         You agree that the Company, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunction, in the event of any breach of the provisions of this Agreement and that you shall not oppose the granting of such relief on the basis that the Company has an adequate remedy at law. You also agree that you shall not seek and agree to waive any requirement for the securing or posting of a bond in connection with the Company's seeking or obtaining such relief.

         It is further understood and agreed that unless and until the execution and delivery of a definitive agreement with respect to any transaction referred to in the first paragraph of this letter, neither the Company nor you intends to be, nor shall either of us be, under any legal obligation of any kind whatsoever with respect to such a transaction or otherwise, by virtue of any written or oral expressions by our respective Representatives with respect to such a transaction, except for the matters specifically agreed to in this letter. This provision may only be modified or waived by a separate writing signed by the Company and you expressly so modifying or waiving this provision.

         You hereby confirm that you are aware and that your Representatives have been advised that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter, whereupon this letter will constitute our agreement with respect to the subject matter hereof.


                                       Very truly yours,

                                       GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                                       /S/ JEANETTE H. QUAY
                                       ---------------------------------------
                                       By:    Jeanette H. Quay
                                       Title: Vice President-General Counsel and
                                              Secretary


CONFIRMED AND AGREED TO:

WHX CORPORATION


By: /S/ RONALD LABOW
    --------------------
Title: Chairman


Dated: 4/27/99